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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-4 of our report dated February 10, 1997 appearing in the ENSERCH Corporation Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 28, 1998